Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Douglas L. Cox

Executive Vice President

Chief Financial Officer

Opinion Research Corporation

609-452-5274

OPINION RESEARCH REPORTS RESULTS FOR THE THIRD QUARTER OF 2005

PRINCETON, N.J. – October 31, 2005 – Opinion Research Corporation (NASDAQ: ORCI), today announced financial results for the third quarter ended September 30, 2005.

Revenues

Revenues for the quarter were $48.7 million versus $48.9 million in the prior year’s third quarter. Social research revenues were $34.1 million versus $32.7 million in last year’s third quarter. Market research revenues totaled $12.9 million versus $13.0 million in the prior year’s third quarter. Teleservices revenues were $1.8 million versus $3.2 million in last year’s third quarter.

Income

The Company reported a net loss for the quarter of $4.65 million. This includes an impairment provision for the remaining goodwill in the teleservices segment, the previously announced write-off of expenses incurred in a postponed equity offering and a tax accrual adjustment due to a change in the estimated annual tax rate, which together reduced net income by approximately $5.0 million. Net loss per diluted common share was $2.58. The above items and the impact from the previously announced repurchase of the LLR interests reduced earnings per diluted common share by $2.64. Net income and diluted earnings per share for the third quarter of 2004 were $1.0 million and $0.15 respectively.

Nine Month’s Results

For the first nine months of 2005, revenues were $149.4 million compared to $146.3 million in the first nine months of 2004.

The Company reported a net loss for the nine months of $3.2 million. This includes the goodwill impairment provision, a first quarter refinancing charge and the write-off of the equity offering expenses which together reduced net income by approximately $5.3 million. Net loss per diluted common share was $2.12. The above items and the impact from the repurchase of the LLR interests reduced earnings per diluted common share by $2.45. Net income and diluted earnings per share for the first nine months of 2004 were $1.7 million and $0.26 respectively. Last year’s nine months was impacted by a refinancing charge that reduced net income by $1.5 million and diluted earnings per share by $0.24.

Business Outlook

Summarizing the quarter’s results, Chairman and CEO, John F. Short, said, “We are pleased with the performance of our largest segment, social research, and are able to report that bookings of new social research business in the first nine months were over $160 million, a 50% increase over the same period in 2004. As a result, our social research backlog is currently $324 million. We are disappointed with the slow turnaround in market research and continued decline in teleservices but believe that we have taken the appropriate action to improve these businesses.”

The Company expects revenues in 2005 to be around $198 to $200 million, net loss to be between $2.6 and $2.8 million and net loss per share to be between $2.10 and $2.14. These expectations include the third quarter goodwill impairment, the write-off of the equity offering expenses and the charge to net income available to common shares due to the repurchase of the LLR interests, and the first quarter refinancing charge, which together reduce net income by $5.3 million and diluted earnings per share by $2.54. The fourth quarter is expected to be profitable but due to the reduction in shares late in the year the net loss per share for the year may not decline from that reported for the first nine months.

The statements above concerning the Company’s business outlook for 2005 are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Forward-looking Statements” below.

Conference Call

Chairman and Chief Executive Officer John F. Short and Chief Financial Officer Douglas L. Cox will conduct an investor conference call at 4:00 p.m. (EDT) on Monday, October 31. The dial-in number for the live conference call will be (866) 770-7120 (617- 213-8065 outside the U.S. and Canada) and enter conference passcode 94354526. There will be a live web cast of the conference call over the investor relations page of the company’s Web site at www.opinionresearch.com as well as at www.fulldisclosure.com.

For those who cannot listen to the live broadcast, an audio replay of the call will be available on the above web sites for 30 days. A telephone replay of the call will also be available from 6:00 p.m. on October 31 until 11:59 p.m. on November 7. To listen to the telephone replay, dial (888) 286-8010 (617-801-6888 outside the U.S. and Canada) and enter conference passcode 75884966.

About Opinion Research Corporation

Founded in 1938, Opinion Research Corporation provides commercial market research, health and demographic research for government agencies, information services, teleservices and consulting. The company is a pioneering leader in the science of market and social research and has built an international organization to support market intelligence in both public and commercial markets. Further information is available at http://www.opinionresearch.com.

Forward-looking Statements

This press release contains, within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and therefore actual results may materially differ. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results are described in the Company’s filings with the Securities and Exchange Commission, copies of which are available upon request from the Company.

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except share and per share amounts)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2004	2005	2004	2005
Revenues	$48,894	$48,697	$146,255	$149,417
Cost of revenues (exclusive of depreciation)	34,692	35,505	103,455	107,210

Gross profit	14,202	13,192	42,800	42,207
Selling, general and administrative expenses	10,130	9,912	30,398	31,153
Depreciation and amortization	1,017	1,068	2,914	3,060
Goodwill impairment charge	—	5,530	—	5,530

Operating income (loss)	3,055	(3,318)	9,488	2,464
Interest expense	1,167	1,405	6,540	4,539
Other non-operating (income) expense, net	(85)	1,373	(386)	1,324

Income (loss) before income tax expense (benefit)	1,973	(6,096)	3,334	(3,399)
Income tax expense (benefit)	972	(1,442)	1,632	(228)

Net income (loss)	$1,001	$(4,654)	$1,702	$(3,171)

Repurchased LLR interests	—	(9,904)	—	(9,904)

Net income (loss) available to common shareholders	$1,001	$(14,558)	$1,702	$(13,075)

Net income (loss) per common share:
Basic	$0.16	$(2.58)	$0.27	$(2.12)

Diluted	$0.15	$(2.58)	$0.26	$(2.12)

Weighted average shares outstanding:
Basic	6,288,649	5,642,665	6,226,654	6,158,475
Diluted	6,483,720	5,642,665	6,435,092	6,158,475

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	30-Sep-05	31-Dec-04
Assets
Current assets:
Cash and equivalents	$1,718	$467
Accounts receivable	24,583	26,001
Allowance for doubtful accounts	(53)	(93)
Unbilled services	17,927	17,986
Prepaid expenses and other current assets	2,898	3,672

Total current assets	47,073	48,033
Non-current assets:
Fixed assets, net of depreciation	10,015	10,105
Goodwill	26,970	32,748
Other intangibles, net of amortization	243	421
Other non-current assets	7,259	6,376

Total non-current assets	44,487	49,650

Total assets	$91,560	$97,683

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,207	$6,254
Accrued expenses	10,289	9,191
Deferred revenues	3,950	4,344
Short-term borrowings	3,000	2,000
Other current liabilities	3,181	2,823

Total current liabilities	25,627	24,612
Long-term borrowings	56,927	40,286
Other liabilities	1,584	1,542
Redeemable equity	—	8,900
Total stockholders’ equity	7,422	22,343

Total liabilities and stockholders’ equity	$91,560	$97,683

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Segment Information

(in thousands)

	US Market Research	UK Market Research	Teleservices	Social Research	Total Segments	Other	Consolidated
Three months ended September 30, 2004:
Revenues from external customers	$6,023	$5,623	$3,213	$32,703	$47,562	$1,332	$48,894
Operating (loss) income	(640)	58	236	3,378	3,032	23	3,055
Interest and other non-operating expenses, net							1,082
Income before income tax expense							$1,973

Three months ended September 30, 2005:
Revenues from external customers	$6,072	$6,097	$1,750	$34,064	$47,983	$714	$48,697
Goodwill impairment charge	—	—	(5,530)	—	(5,530)	—	(5,530)
Operating (loss) income	(685)	210	(5,865)	3,302	(3,038)	(280)	(3,318)
Interest and other non-operating expenses, net							2,778
Loss before income tax benefit							$(6,096)

Nine months ended September 30, 2004:
Revenues from external customers	$19,623	$16,681	$10,163	$95,897	$142,364	$3,891	$146,255
Operating (loss) income	(1,920)	348	926	10,104	9,458	30	9,488
Interest and other non-operating expenses, net							6,154
Income before income tax expense							$3,334

Nine months ended September 30, 2005:
Revenues from external customers	$19,266	$17,236	$6,234	$104,118	$146,854	$2,563	$149,417
Goodwill impairment charges	—	—	(5,530)	—	(5,530)	—	(5,530)
Operating (loss) income	(1,390)	284	(6,254)	10,654	3,294	(830)	2,464
Interest and other non-operating expenses, net							5,863
Loss before income tax benefit							$(3,399)